Exhibit 99.3

Ryerson Initiates Quarterly Cash Dividend and Announces Authorization of Share Repurchase Program

(Chicago – August 4, 2021) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, today announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per share, or $0.32 on an annualized basis, on the company’s shares of common stock. Ryerson’s first dividend payment will be made on September 16, 2021 to stockholders of record as of the close of business on August 16, 2021.

On August 4, 2021, the Board also approved a share repurchase program authorizing the Company to purchase up to an aggregate of $50 million of the Company’s common stock over the next two-year period.

Eddie Lehner, Ryerson’s President and Chief Executive Officer said, “Our initiation of a common stock dividend reflects our commitment of delivering value to our shareholders and underscores our confidence in our transformed balance sheet and improved operating model. In addition, our share repurchase authorization provides us the ability to purchase shares below intrinsic value as Ryerson’s enterprise valuation gap relative to its publicly traded peer group dissipates.”

Jim Claussen, Executive Vice President & Chief Financial Officer, added, “With Ryerson’s ability to generate strong free cash flow and lower fixed cash commitments, we expect to have ample liquidity to return capital to stockholders while continuing to invest in the business to drive long-term growth.”

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 3,900 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Media and Investor Contact:

Justine Carlson

Investor Relations

312.292.5130

investorinfo@ryerson.com

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